EX-33.4
Certification Regarding Compliance with Applicable Servicing Criteria

1. Morgan Stanley Credit Corporation, as Servicer, is responsible for assessing its compliance with the applicable servicing criteria applicable, as of and for the year ended November 30, 2007, under paragraph (d) of Item 1122 of Regulation AB. Such assessment is set forth herein in connection with asset-backed securities transactions, for the entities set forth in the attached Appendix A, subject to Regulation AB, ("the Transactions") involving residential mortgage loans (the "Residential Mortgage Loans Platform").

2. Except as set forth in paragraph 3 below, Morgan Stanley Credit Corporation used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3. The criteria described as such on Appendix B hereto are inapplicable to Morgan Stanley Credit Corporation based on the activities it performs with respect to asset-backed securities transactions involving residential mortgage loans;

4. Morgan Stanley Credit Corporation has complied, in all material respects, with the applicable servicing criteria as of and for the year ended November 30, 2007.

5. Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on Morgan Stanley Credit Corporation assessment of compliance with the applicable servicing criteria for the Residential Mortgage Loans Platform as of and for the year ended November 30, 2007.


March 14, 2008
Morgan Stanley Credit Corporation:


/s/ Ralph Melbourne
Ralph Melbourne
President


/s/ John Schmitz
John Schmitz
Sr. Vice President - Accounting


/s/ Douglas Bush
Douglas Bush
Sr. Vice President - Compliance Officer


/s/ Kevin Norris
Kevin Norris
Sr. Vice President - Operations


/s/ Michael Gillespie
Michael Gillespie
Chief Financial Officer


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APPENDIX A

ENTITY LISTING
Year Ended November 30, 2007

Morgan Stanley Mortgage Trust 2006-3AR, 2006-5AR, 2006-6AR, 2006-7, 2006-8AR,
2006-11, 2007-12, 2007-13, 2007-14AR and 2007-15AR

Sequoia Mortgage Trust 2007-1, 2007-2, 2007-3, and 2007-4

MSCC HELOC Trust 2007-1


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APPENDIX B

                                SERVICING CRITERIA
                                                                   Performed                        Inapplicable
                                                                   Directly by                      Servicing
Reference                            Criteria                      MSCC                             Criteria
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                                                    X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction                                                     X
                agreements to maintain a back-up servicer
                for the pool assets are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on pool assets are deposited                  X
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                of receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to an investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                                                            X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of over collateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Sec. 240.13k-1(b)(1)
                of this chapter.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                                                   X
                to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related bank clearing accounts. These reconciliations:

                                SERVICING CRITERIA
                                                                   Performed                        Inapplicable
                                                                   Directly by                      Servicing
Reference                            Criteria                      MSCC                             Criteria

                (A) Are mathematically accurate;                       X
                (B) Are prepared within 30 calendar                    X
                days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) Are reviewed and approved by someone               X
                other than the person who prepared the
                reconciliation; and
                (D) Contain explanations for reconciling               X
                items. These reconciling items are
                resolved within 90 calendar days of
                their original identification, or such other
                number of days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those
                to be filed with the Commission, are
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements. Specifically,
                such reports:
                (A) Are prepared in accordance with                    X
                timeframes and other terms set
                forth in the transaction agreements;
                (B) Provide information calculated                     X
                in accordance with the terms
                specified in the transaction agreements;
                (C) Are filed with the Commission as                                                    X
                required by its rules and regulations;
                and
                (D) Agree with investors' or the                       X
                trustee's records as to the total unpaid
                principal balance and number of pool
                assets serviced by the servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                 X
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                  X
                posted within two business days to the
                servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                  X
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on pool assets                  X
                is maintained as required by the
                transaction agreements or related pool
                asset documents.

1122(d)(4)(ii)  Pool assets and related documents are                  X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                             X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on pool assets, including any                 X
                payoffs, made in accordance with the related
                pool asset documents are posted to the applicable
                servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related pool asset documents.

1122(d)(4)(v)   The servicer's records regarding the                   X
                pool assets agree with the servicer's
                records with respect to an obligor's
                unpaid principal balance.

                                SERVICING CRITERIA
                                                                   Performed                        Inapplicable
                                                                   Directly by                      Servicing
Reference                            Criteria                      MSCC                             Criteria

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's pool asset (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

1122(d)(4)(vii) Loss mitigation or recovery actions                    X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X
                are maintained during the period a pool
                asset is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent pool assets including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for pool assets with variable
                rates are computed based on the related
                pool asset documents.

1122(d)(4)(x)   Regarding any funds held in trust for
                an obligor (such as escrow accounts):
                (A) Such funds are analyzed, in accordance                                              X
                with the obligor's mortgage loan documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements;
                (B) Interest on such funds is paid, or                                                  X
                credited, to obligors in accordance with
                applicable pool asset documents and
                state laws; and
                (C) Such funds are returned to the obligor
                within 30 calendar days of full repayment                                               X
                of the related pool asset, or such other
                number of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                                                   X
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                                                           X
                connection with any payment to be made on
                behalf of an obligor are paid from the
                servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                                                      X
                obligor are posted within two business
                days to the obligor's records maintained
                by the servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                                                       X
                support identified in Item
                1114(a)(1) through (3) or Item 1115 of
                this Regulation AB, is maintained as set
                forth in the transaction agreements.
